INTERNATIONAL DISPLAYWORKS APPOINTS JOE BEDEWI AS CHIEF FINANCIAL OFFICER

FOR IMMEDIATE RELEASE

For additional information contact:

Tom Lacey, Chairman and CEO	Matthew Hayden, President
International DisplayWorks, Inc.	Hayden Communications, Inc.
(916) 797-6800	(843) 272-4653

matt@haydenir.com

Roseville, Calif., — March 13, 2006 — International DisplayWorks, Inc. (IDW) (NASDAQ: IDWK) today announced that Mr. Joe Bedewi, a veteran financial controller from Intel Corporation has joined IDW as its new Chief Financial Officer. The appointment is consistent with the Company’s previously announced goal of strengthening and broadening the management team, which included previous CFO Jeff Winzeler’s transition to the newly created position of Chief Operating Officer in December 2005 and CEO Tom Lacey’s focus on the overall sales strategy.

At Intel, Mr. Bedewi served in a variety of leadership positions during the last 18 years including roles in both Finance and Operations. He spent 12 years in the Intel finance organization with responsibilities ranging from Controller for the startup of Intel’s largest 8” wafer fabrication facility to World-Wide Controller for all Logic Factories. Mr. Bedewi was responsible for manufacturing consolidations and strategic financial analysis across Intel’s manufacturing network. Additionally, Mr. Bedewi has served in operational roles supporting strategy development, operations systems, supply chain management and materials support. He has managed globally diverse teams based in China, Malaysia, Philippines, Costa Rica, Ireland and the US.

“Adding a seasoned financial and operations leader like Joe to IDW significantly broadens our management team and organizational structure,” commented CEO and Chairman Tom Lacey. “Joe’s expertise in finance and operations is valuable and makes him well suited to assume the CFO position from Jeff as we execute on our business plan. With a new CFO now in place, Jeff will concentrate on ramping new products, streamlining operations, increasing efficiency and identifying ways to improve overall profitability.

Mr. Bedewi commented, “Tom and the IDW team have created an attractive business model by targeting the high growth segments of the small form factor display market and leveraging a low-cost manufacturing platform. With significant manufacturing capacity, contracts from large OEM’s in place, and an outstanding reputation, I believe IDW is poised to capture additional market share. I am excited to join IDW and look forward to being a key contributor to the Company’s results.”

About International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW operates 466,000 square feet of manufacturing facilities in the People's Republic of China (PRC). Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwk.com.

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.

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